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                                                                    Exhibit 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-1 of our reports dated February 27, 1998, on our audits of the financial statements of Delphi Partners, Inc., The Hackett Group, Inc., and Relational Technologies, Inc. We also consent to the references to our firm under the captions "Experts" and "Selected Financial Data."



Coopers & Lybrand L.L.P.

Miami, Florida
March 17, 1998